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                                                                    Exhibit 10.1

                            SIGNATURE EYEWEAR, INC.

                                 1997 STOCK PLAN



1.     PURPOSE OF THE PLAN.

       The purpose of this 1997 Stock Plan (the "Plan") is to provide incentives and rewards to selected eligible directors, officers, employees and consultants of Signature Eyewear, Inc. (the "Company") or its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in the Company, and by associating their interests in the Company with those of the Company's shareholders.


2.     ADMINISTRATION OF THE PLAN.

       The power to administer the Plan shall be vested in the Board of Directors of the Company (the "Board"), or in a committee of the Board (the "Committee") whose members shall serve at the pleasure of the Board. During the time the administration of the Plan is delegated to the Committee, the Committee shall have all powers previously possessed by the Board relating to the administration of the Plan (and references in this Plan to the Board shall thereafter be to the Committee) subject, however, to any resolutions which are consistent with the provisions of the Plan and which the Board may from time to time adopt.

       The Board shall have all of the following exclusive powers: (a) to select, from among eligible directors, officers, employees and consultants, those persons to be granted "Awards" (as defined in Paragraph 4 below) under the Plan; (b) to determine the type, size and terms of individual Awards (which need not be identical) to be made to each person selected; (c) to determine the time when Awards shall be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning Awards; (d) to amend the terms or conditions of any outstanding Award, subject to applicable legal restrictions and to the consent of the other party to the Award; (e) to determine the duration and purpose of leaves of absences which may be granted to holders of Awards without constituting termination of their employment for purposes of their Awards; (f) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and (g) to make any and all other determinations which it deems necessary or advisable in the administration of the Plan. The Board shall have the exclusive power, as it deems necessary or advisable, to administer and interpret the Plan and to adopt, amend and revoke any rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business. The Board's interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it under the Plan, shall be conclusive and binding on all parties concerned, including the Company, its shareholders, any Participants in the Plan and any other employee of the Company or any of its subsidiaries.


3.     PERSONS ELIGIBLE UNDER THE PLAN.

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       Any person who is a director, officer, employee or consultant of the
Company, or any of its subsidiaries (a "Participant"), shall be eligible to be considered for the grant of an Award or Awards under the Plan.


4.     AWARDS.

       (a) Common Stock and Derivative Security Awards. An award authorized under the Plan (an "Award") shall consist of any type of arrangement with a Participant that is consistent with the provisions of the Plan and that, by its terms, involves or might involve or be made with reference to the issuance of
(i) shares of the Common Stock, $.001 par value per share, of the Company (the "Common Stock") or (ii) a "derivative security" (as that term is defined in Rule 16a-1(c) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as the same may be amended from time to time) with an exercise or conversion price related to the Common Stock or with a value derived from the value of the Common Stock.

       (b) Types of Awards. Awards are not restricted to any specified form or structure and may include, but need not be limited to, sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, or any other type of Award which the Board deems to be consistent with the objectives and limitations of the Plan. An Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

       (c) Consideration. Common Stock may be issued pursuant to an Award for any lawful consideration as determined by the Board, including, without limitation, a cash payment, services rendered, or the cancellation of indebtedness.

       (d) Guidelines. The Board may from time to time adopt, amend or revoke written policies implementing the Plan. Those policies may include, but need not be limited to, the type, size and term of Awards to be made to Participants and the conditions for payment of the Awards.

       (e) Terms and Conditions. Subject to the provisions of the Plan, the Board, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted pursuant to the Plan, which terms and conditions may include, among other things:


              (i) any provision necessary for an Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (an "Incentive Stock Option");


              (ii) a provision permitting the recipient of an Award to pay the purchase price of the Common Stock or other property issuable pursuant to the Award, or to pay the recipient's tax withholding obligation relating to that issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company (including "pyramiding") or other

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       property, or by reducing the number of shares of Common Stock or the amount of other property otherwise issuable pursuant to the Award; or

       (iii) a provision conditioning or accelerating the receipt of benefits pursuant to the Award, or terminating the Award, either automatically or in the discretion of the Board, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 of the Plan.


       (f) Suspension or Termination of Awards. If the Company believes that a Participant has committed an act of misconduct as described below, the Company may suspend the Participant's rights under any then outstanding Award pending a determination by the Board. If the Board determines that a Participant has committed an act of embezzlement, fraud, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of a trade secret or confidential information of the Company, engages in any conduct constituting unfair competition, or induces any customer of the Company to breach a contract with the Company, neither the Participant nor his or her estate shall be entitled to exercise any rights whatsoever relating to any then outstanding Award. In making such a determination, the Board shall act fairly and shall give the Participant a reasonable opportunity to appear and present evidence on his or her behalf to the Board.

       (g) Maximum Grant of Awards to any Participant. No Participant shall receive Awards representing more than 25% of the aggregate number of shares of Common Stock issuable pursuant to all Awards under the Plan as set forth in
Section 5 of the Plan.


5.     SHARES OF COMMON STOCK SUBJECT TO THE PLAN.


       The aggregate number of shares of Common Stock issuable pursuant to all Awards under the Plan (including Awards in the form of Incentive Stock Options and Non-Statutory Stock Options) shall not exceed 600,000, subject to adjustment as provided in Section 7 of the Plan. Shares of Common Stock subject to the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any Award either expires or is terminated leaving all or a portion of the shares of Common Stock subject to the Award unexercised, the unexercised shares shall again be available for issuance under the Plan. For purposes of this Section 5, the aggregate number of shares of Common Stock that may be issued at any time pursuant to Awards granted under the Plan shall be reduced by: (i) the number of shares of Common Stock previously issued pursuant to Awards granted under the Plan, other than shares of Common Stock subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and for which the holder received no benefits of ownership, such as dividends; and (ii) the number of shares of Common Stock which would otherwise have been issuable pursuant to Awards granted under this Plan but which the Company withheld as payment either of the purchase price for the Common Stock issued pursuant to those Awards or of the recipient's tax withholding obligation relating to that issuance.

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6.     PAYMENT OF AWARDS.

       The Board shall determine the extent to which Awards shall be payable in cash, shares of Common Stock or any combination thereof. The Board may, upon request of a Participant, determine that the Company may defer all or a portion of a payment to that Participant under the Plan (whether the Award is to be made in cash, shares of Common Stock or a combination thereof). The Board may determine in its sole discretion the period and the terms of any such deferrals.


7.     DILUTION AND OTHER ADJUSTMENTS.

       In the event of any change in the outstanding shares of the Common Stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of securities, or if cash, property or securities are distributed in connection with all outstanding securities as a class (other than cash dividends), then the Board may make such equitable adjustments to the Plan and to any Awards (including, without limitation, appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards then outstanding, and (b) the maximum number and type of shares or other securities that may be issued pursuant to Awards granted thereafter) as the Board deems appropriate.


8.     MISCELLANEOUS PROVISIONS.

       (a) Definitions. As used in the Plan, "subsidiary" means any future corporation which would be a "subsidiary corporation," as that term is defined in Section 424(f) of the Code, of the Company; and the term "or" means "and/or."

       (b) Conditions on Issuance. No securities shall not be issued pursuant to any Award unless their grant and issuance complies with all relevant provisions of law and the requirements of any securities exchange or quotation system upon which any securities of the Company are then listed, as determined by counsel for the Company. If the Company is unable to obtain authority from any regulatory body having jurisdiction to issue or sell any securities or Award, and Company counsel determines that the authority is necessary for their lawful issuance or sale, then the Company shall be relieved of any liability relating to the failure to issue or sell the securities.

       (c) Rights as Shareholder. A Participant shall have no rights as a holder of shares of Common Stock pursuant to Awards under the Plan, unless and until certificates for those shares are issued to the Participant.

       (d) Assignment or Transfer. Subject to the discretion of the Board, and except for

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Incentive Stock Options which are not transferable except by will or the laws of descent and distribution, Awards under the Plan, and any rights or interests in those Awards, may be assigned or transferred.

       (e) Agreements. All Awards granted under the Plan shall evidenced by written agreements in such form and containing such terms and conditions (consistent with the Plan) as the Board may from time to time adopt.

       (f) Withholding Taxes. The Company shall have the right to deduct from all Awards paid in cash any federal, state, local or foreign taxes required by law to be withheld for that type of award and, for Awards paid in Common Stock, to require the payment of any such taxes, through withholding from the Participant's salary or otherwise. The Company's obligation to deliver Awards in cash or Common Stock shall be subject to the restrictions imposed by any and all governmental authorities.

       (g) No Rights to Award. No Participant or other person shall have any right to be granted an Award under the Plan. Neither the Plan nor any action taken under the Plan (i) shall be construed as giving any Participant any right to be retained in the employ of the Company or any of its subsidiaries or (ii) shall interfere with or restrict in any way the rights of the Company or any of its subsidiaries, which are hereby reserved, to discharge a Participant at any time for any reason whatsoever, with or without good cause.

       (h) Costs and Expenses. The Company shall bear the costs and expenses of administering the Plan. No such costs or expenses shall be charged to any Award or to any Participant receiving an Award.

       (i) Funding of Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to segregate any assets to assure the payment of any Award under the Plan.

9.     AMENDMENTS AND TERMINATION.

       (a) Amendments. The Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations relating to any Award previously made under the Plan. However, with the consent of the Participant affected, the Board may amend outstanding agreements evidencing Awards under the Plan in a manner consistent with the terms of the Plan.

       (b) Shareholder Approval. To the extent that Section 422 of the Code, other applicable law, or the rules, regulations, procedures or listing agreement of any national securities exchange or quotation system, requires that any amendment of the Plan be approved by the shareholders of the Company, no such amendment shall be effective unless and until it is approved by the shareholders in such a manner and to such a degree as is required.

       (c) Termination. Unless previously terminated as provided above, the Plan (but not the Awards already granted under the Plan) shall terminate on and no Awards shall be granted after

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May 27, 2007.


10.    EFFECTIVE DATE.

       (b) Effective Date. The Plan is effective on May 27, 1997, the date on which it was adopted by the Board of Directors of the Company and the holders of the majority of the shares of Common Stock.

       (b) Dates of Amendments. This Plan was amended on August 27, 1997 by the Board of Directors of the Company, and the majority of its shareholders approved that amendment.


11.    GOVERNING LAW.

       The Plan and any agreements entered into under the Plan shall be construed and governed by the laws of the State of California applicable to contracts made within, and to be performed wholly within, that state, without regard to the application of its rules of conflict of laws.

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